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                            SCHEDULE 14c INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[X]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                        Envision Development Corporation
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                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                        ENVISION DEVELOPMENT CORPORATION
                       (Successor to perfumania.com, inc.)
                               11701 NW 101st Road
                              Miami, Florida 33178

To Our Shareholders:

         On February 10, 2000, perfumania.com, inc. reorganized into a holding company structure, whereby Envision Development Corporation became the holding company and shareholders of perfumania.com became shareholders of Envision. This transaction did not require shareholder approval.

         As the successor corporation to perfumania.com, Envision furnishes to you the attached Information Statement describing the following corporate action of perfumania.com, which was effective before the reorganization:

         o On February 9, 2000, the holders of a majority of the outstanding shares of perfumania.com common stock executed written consents to reinstate the voting rights to an aggregate of 2,039,000 shares of perfumania.com common stock held by Dominion Income Management Corp. and Dominion Income Management Corp. Profit Sharing Plan (collectively, "DOMINION").

This action is also effective to Dominion's voting rights for the shares of Envision common stock that Dominion received in the reorganization.

         No further shareholder vote is required for this corporate action. Management is not soliciting proxies in connection with this Information Statement, and shareholders are requested not to send proxies to Envision.


                            By Order of the Board of Directors

                            /s/  William Patch
                            ------------------------------------
                            William Patch
                            President, Chief Operating Officer and Director

Miami, Florida
March 9, 2000

                        ENVISION DEVELOPMENT CORPORATION
                       (Successor to perfumania.com, inc.)
                               11701 NW 101st Road
                              Miami, Florida 33178


                     ---------------------------------------

                              INFORMATION STATEMENT

                     ---------------------------------------

INTRODUCTION

         On February 10, 2000, perfumania.com, inc. reorganized into a holding company structure, whereby Envision Development Corporation became the holding company and shareholders of perfumania.com became shareholders of Envision. This transaction did not require shareholder approval.

         As the successor corporation to perfumania.com, Envision furnishes to you the attached Information Statement describing the following corporate action of perfumania.com, which was effective before the reorganization:

         o On February 9, 2000, the holders of a majority of the outstanding shares of perfumania.com common stock executed written consents to reinstate the voting rights to an aggregate of 2,039,000 shares of perfumania.com common stock held by Dominion Income Management Corp. and Dominion Income Management Corp. Profit Sharing Plan (collectively, "DOMINION").

This action is also effective to Dominion's voting rights for the shares of Envision common stock that Dominion received in the reorganization.

         This Information Statement is dated March 9, 2000 and was mailed on March __, 2000 to shareholders of record as of March 1, 2000.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY OF CORPORATE ACTIONS

         The following is a summary of the material aspects of the corporate action covered by this Information Statement.

         o Reinstatement of Dominion's voting rights (for a more detailed description, see page 7):
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         o  The voting rights of Dominion's shares of perfumania.com common stock may have been disabled by the operation of Florida's "control share acquisitions" statute, because such shares were acquired without the prior approval of the Board of Directors.

         o With the shareholders' action reinstating Dominion's voting rights with respect to Dominion's shares, Dominion may now vote all its shares at a shareholders' meeting or by written consent in lieu of a shareholders' meeting.

THE COMPANY AND RECENT EVENTS

         On February 10, 2000, perfumania.com, inc. consummated a reorganization whereby perfumania.com created above itself a new holding company, named Envision Development Corporation, a Florida corporation. The creation of the new holding company was effected pursuant to an Agreement and Plan of Merger among perfumania.com, Envision and EDC Sub, Inc., a Florida corporation and wholly-owned subsidiary of Envision. The Agreement and Plan of Merger provided for, among other things, the merger of EDC Sub with and into perfumania.com, with perfumania.com as the surviving corporation. As a result, perfumania.com became a direct wholly-owned subsidiary of Envision.

         In addition, each share of common stock, par value $.01 per share, of perfumania.com issued and outstanding before the reorganization was converted into and exchanged for one share of common stock, par value $.01 per share, of Envision. Consequently, shareholders of perfumania.com became shareholders of Envision and ceased to be shareholders of perfumania.com. Pursuant to Section 607.11045, Florida Statutes, shareholder approval of this reorganization was not required, and the reorganization was tax free for federal income tax purposes to perfumania.com's shareholders.

         As of February 14, 2000, perfumania.com common stock ceased to be publicly traded, and instead, Envision common stock began trading on the American Stock Exchange, Inc. (the "AMEX") under the new ticker symbol "EDV."

         Envision provides Internet technologies and electronic business solutions to its customers by replacing legacy infrastructure with customized applications, delivering professional services and supplying project management teams and providing break-through proprietary technologies, either developed or acquired, to its clients.

OUTSTANDING COMMON STOCK AND VOTING RIGHTS

         Each holder of perfumania.com (before the reorganization) or Envision common stock (after the reorganization) would normally be entitled to one vote, in person or by proxy, for each share of perfumania.com (before the reorganization) or Envision common stock (after the reorganization) held as of the applicable record date, on any matter submitted to the vote of the shareholders. However, under Florida law, any action that may be taken at any shareholders' meeting may be taken by written consent of the requisite number of shareholders required to take such action in lieu of voting in person or by proxy at a shareholders' meeting.





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         The approval and adoption by shareholders of the reinstatement of
Dominion's voting rights required the affirmative vote or written consent of a majority of the outstanding common stock of perfumania.com (before the reorganization) as of the applicable record date. The Board of Directors of perfumania.com (before the reorganization) did not set a record date in advance of the shareholders' written consents. Consequently, in accordance with Florida law, the record date for this shareholder action was the date of the first signed written consent delivered to the company with respect to such action or, in the case that there was a resolution of the Board of Directors relating to the action, the date of such resolution. The record date for the reinstatement of Dominion's voting rights is February 9, 2000.

         On February 9, 2000, a majority of shareholders acting by written consent reinstated the voting rights to shares of common stock held by Dominion. As of February 9, 2000, there were issued and outstanding 7.5 million shares of perfumania.com common stock, $0.01 par value per share. As of such date, the shareholders that submitted written consents approving the reinstatement of Dominion's voting rights represented in the aggregate approximately _________ shares of perfumania.com common stock, or approximately _____ of perfumania.com's issued and outstanding common stock (in each case, before the reorganization).

         Therefore, the above corporation action was approved by the written consent of a majority of shareholders and will take effect without further action 20 days after this Information Statement is sent to shareholders. Neither perfumania.com nor Envision is soliciting proxies, and neither will hold a meeting on this matter.

         There are no dissenters' rights with respect to any of the corporate actions described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

         The following table sets forth information, as of February 11, 2000, concerning shares of the common stock, par value $0.01 per share, of Envision (after the reorganization) that are beneficially owned by (i) each shareholder known by Envision to be the beneficial owner of more than 5% of any Envision common stock, (ii) each director of Envision, (iii) each of the named executive officers, and (iv) all officers and directors of Envision as a group. Unless otherwise indicated, each person or entity listed has sole voting and investment power over the shares beneficially owned by him, her or it.



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
               NAME AND ADDRESS                     TITLE OF CLASS          AMOUNT AND NATURE OF         PERCENT
             OF BENEFICIAL OWNER                    --------------        BENEFICIAL OWNERSHIP(1)        OF CLASS
             -------------------                                          -----------------------        --------
Ilia Lekach                                          Common Stock                  200,000  (2)            2.7%
11701 NW 101st Rd.
Miami, FL 33178

Perfumania, Inc.                                     Common Stock                2,000,000  (3)           26.7%
11701 NW 101st Rd.
Miami, FL 33178

Alta Limited                                         Common Stock                           (4)           23.3
3D Floor 8 Church St.
St. Helier, Jersey JE2 3NN
Channel Islands

Dominion Income Management Corp.                     Common Stock                1,239,000  (5)           16.5%
15302 25th Dr. S.E.
Millcreek, WA 98012

Dominion Income Management Corp. Profit              Common Stock                  800,000  (5)           10.7%
Sharing Plan
15302 25th Dr. S.E.
Millcreek, WA 98012

Sunny Vanderbeck                                     Common Stock                       --                 --
Director

Dean Willard                                         Common Stock                       --                 --
Director

Thomas Carmody                                       Common Stock                       --                 --
Director

Garrick Hileman                                      Common Stock                       --                 --
Director

Alan Rudd                                            Common Stock                       --                 --
Director

William Patch                                        Common Stock                  100,000  (6)            1.3%(7)
President, Chief Operating Officer and Director

Michael Amideo                                       Common Stock                   75,000  (7)            1.0%(8)
Chief Financial Officer, Secretary and Director

All directors and officers as a group                Common Stock                  175,000                 2.3%
(7 persons)



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------------------
* Represents less than 1.0% of the outstanding shares of Envision common stock.

(1) Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or entity and his, her or its percentage ownership, shares subject to options held by that person or entity that are currently exercisable, or to become exercisable within 60 days from the date hereof, are deemed outstanding for such person or entity. Percentage of ownership is based on 7.5 million shares of common stock issued and outstanding on February 11, 2000.

(2) May be deemed to beneficially own the 2,000,000 shares of common stock owned by Perfumania, Inc. due to his ability to control such entity.

(3) May be deemed to beneficially own the 200,000 shares of common stock issuable under Envision's stock option plan to Ilia Lekach.

(4) In addition, Alta Limited has an option to acquire 87,500 shares of common stock pursuant to an Option Agreement, dated December 10, 1999, among Perfumania, Inc., Alta Limited and the optionees who are signatories thereto.

(5) According to the Schedule 13D filed by such entities, they may be deemed to be affiliates of each other, and thus may be deemed to beneficially own each other's shares.

(6) In addition, Mr. Patch has options to acquire 400,000 shares of Envision common stock, subject to the future vesting thereof pursuant to his employment agreement with Envision.

(7) Includes a vested option to acquire 50,000 shares of Envision common stock. In addition, Mr. Amideo has options to acquire 320,000 shares of Envision common stock, subject to the future vesting thereof pursuant to his employment agreement with Envision.

CHANGE IN CONTROL

         As reported on Envision's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on January 24, 2000, a change in control of perfumania.com (before the reorganization) occurred. On January 11, 2000, Alta Limited exercised one of its options to purchase from Perfumania, Inc. 2,000,000 shares of common stock of perfumania.com (before the reorganization) at a price of $6.00 per share pursuant to an Option Agreement, dated December 10, 1999, among Perfumania, Inc., Alta Limited and the optionees who are signatories thereto. In connection with such exercise, Alta appointed two directors immediately to the Board of Directors of perfumania.com (before the reorganization) and four directors effective upon the expiration (the "EFFECTIVE DATE") of the waiting requirements of Rule 14f-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                   Under the Option Agreement, Alta has another option to purchase 500,000 shares of common stock of Envision at a price of $8.00 per share on or prior to the earlier to occur of (x) December 31, 2000 or (y) any of the following events:



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(i)      approval by the shareholders of Envision of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of Envision immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction,

(ii)     a liquidation or dissolution of Envision,

(iii) the sale of all or substantially all of the assets of Envision, whether in a single transaction or a series of transactions,

(iv) individuals who constitute the Board of Directors of Envision following the Effective Date who are nominees of Alta cease for any reason to constitute at least a majority of the Board of Directors of Envision, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election, by Envision's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors of Envision (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election context relating to the election of the directors of Envision, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be considered as though such person were a nominee member of the Board of Directors of Envision subsequent to the Effective Date, or

(v) the acquisition by any person, entity or "group" (other than Alta), within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of Envision common stock or the combined voting power of Envision's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "CONTROLLING INTEREST") excluding, for this purpose, any acquisitions by:

         (1)      Envision or its subsidiaries,

         (2) any person, entity or "group" that as of December 10, 1999 owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest, or

         (3)      any employee benefit plan of Envision or its subsidiaries.



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         The Option Agreement also provides that as long as Perfumania, Inc., formerly the parent company of perfumania.com, owns at least 5% of the outstanding shares of common stock of Envision, until December 31, 2000, unless otherwise required by law, at any meeting of the shareholders of Envision called to vote upon any matter or at any adjournment thereof or in any other circumstance upon which a vote, consent or other approval (including by written consent) is sought from the shareholders of Envision with respect to:

         (i) a proposed business combination between Envision and Biz2Net, Inc. or a newly formed Delaware corporation for the purpose and effect of changing the state of incorporation of Envision,

         (ii) eliminating the applicability of any state law anti-takeover provisions to Envision in general or to any shares of common stock of Envision (regardless as to whether such shares of common stock of Envision were purchased prior to December 11,
                  1999), and/or

         (iii) the acquisition of Biz2Net by Envision and the issuance of shares of common stock of Envision in connection with such business combination,

then Perfumania, Inc. granted a proxy to Alta to vote all of Perfumania, Inc.'s shares of common stock (including any shares of common stock issued upon exercise of the options of the Option Agreement) in favor of each of the foregoing, PROVIDED, HOWEVER, that such proxy in connection with a proposed merger with Biz2Net is valid only if such transaction is materially on the following terms: the consideration paid to Biz2Net shareholders will be not more than 4,000,000 shares of common stock of Envision and the transaction will be subject to standard terms and conditions for agreements of its type and size (including the delivery of a fairness opinion to the shareholders of Envision from a nationally recognized investment bank).

REINSTATEMENT OF DOMINION VOTING RIGHTS

         Prior to the reorganization, perfumania.com filed a Current Report on Form 8-K with the SEC on January 24, 2000, stating that Dominion's shares of perfumania.com common stock were subject to Section 607.0902, Florida Statutes, Florida's "control share acquisition" statute. This statute under certain circumstances denies voting rights to a shareholder who acquires 20% or more of a public Florida corporation's outstanding voting capital stock without the prior approval of the Board of Directors.

         In a series of open market transactions in October and December of 1999, Dominion Income Management Corp. and Dominion Income Management Corp. Profit Sharing Plan acquired 1,239,000 shares and 800,000 shares, respectively, of perfumania.com common stock. Because Dominion Income Management Corp. and Dominion Income Management Corp. Profit Sharing Plan may be deemed to be a group for purposes of Florida's control shares acquisition statute, and because Dominion's aggregate shareholding exceeded the 20% ownership threshold, Dominion's shares may have been subject to the control shares acquisition statute, and the voting rights of those shares were in question.





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         The control shares acquisition statute provides that a majority of unaffected shareholders may reinstate the voting rights of affected shares. In accordance with Florida law, on February 9, 2000, a majority of the shareholders of perfumania.com (before the reorganization and excluding Dominion) reinstated the voting rights to shares held by Dominion. As of February 9, 2000, Dominion held in the aggregate 2,039,000 shares of common stock, which represented approximately 27.2% of perfumania.com's issued and outstanding common stock at such time.

         A summary of the written consent of shareholders and the resolutions of the Board of Directors of perfumania.com (before the reorganization) favoring the reinstatement of Dominion's voting rights, together with copies of an "acquiring person statement" from Dominion, has been mailed to perfumania.com's shareholders.

         Pursuant to the reorganization of perfumania.com, Dominion exchanged its shares of perfumania.com for shares of Envision. Dominion holds (based on information available as of February 11, 2000) in the aggregate 2,039,000 shares of Envision common stock, which represents approximately 27.2% of Envision's issued and outstanding common stock (based on information available as of February 11, 2000), and will be able to vote such shares immediately upon the expiration of the waiting requirements of Regulation 14C of the Exchange Act.

CERTAIN RELATIONSHIPS

         Garrick Hileman, who is a director of Envision, is also an employee of Zero.Net, Inc., which is controlled by Dominion. Mr. Hileman, as an Envision director, voted in favor of the resolution of Envision's Board of Directors in which the Board unanimously resolved in favor of reinstating the voting rights to Dominion's shares.

OTHER BUSINESS

         No further business will be transacted by written consent to corporate action in lieu of a meeting of shareholders to which this Information Statement pertains.




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